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                                                                 EXHIBIT (10)(c)

                       CONSENT OF BARRY G. SKOLNICK, ESQ.

       I hereby consent to the reference to my name under the caption "Legal Matters" in the prospectus included in Post-Effective Amendment No. 17 to the Registration Statement on Form N-4 for certain variable annuity insurance contracts issued through Merrill Lynch Life Variable Annuity Separate Account A and included in the prospectus included in Post-Effective Amendment No. 17 to the Registration Statement on Form N-4 for certain variable annuity insurance contracts issued through Merrill Lynch Life Variable Annuity Separate Account B of Merrill Lynch Life Insurance Company, File Nos. 33-43773 and 33-45379.

                                              /s/ BARRY G. SKOLNICK
                                       -----------------------------------------
                                                   Barry G. Skolnick
                                       Senior Vice President and General Counsel

July 7, 2000
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